Exhibit 99.1

                                                NEWS RELEASE

FEDDERS           FEDDERS                 505 Martinsville Road
                  CORPORATION             P.O. Box 813
                                          Liberty Corner, NJ 07938-0813
                                          Fax 908 604 0715
                                          Tel 908 604 8686
                                          www.fedders.com


FEDDERS ANNOUNCES FISCAL YEAR 1999 RESULTS;
RECORD FOURTH QUARTER SALES

LIBERTY CORNER, NJ -- October 12, 1999 -- Fedders Corporation (NYSE: FJA and FJC), a leading global manufacturer of products for the treatment of indoor air including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products, today reported record sales of $95.7 million in the fourth fiscal quarter ended August 31, 1999, compared with sales of $91.0 million in the fourth quarter of 1998. The fourth quarter results include a $3.1 million restructuring charge related to transferring production of pumps for compressors from the U.S. to Taiwan and China, which will result in savings of at least $1.5 million per year. This step, in conjunction with a new six-year labor contract at the company's U.S. compressor facility, which allows the hiring of new employees at 75% of present wage rates, will further enhance competitiveness. Excluding the pre-tax charge of $3.1 million for the restructuring, net income in the 1999 fourth quarter rose 50.0 percent to $6.9 million or 19 cents per diluted share compared with $4.6 million or 11 cents per diluted share in the 1998 fourth quarter. Including the above charge, net income in the 1999 fourth quarter rose 3.9 percent to $4.8 million or 13 cents per diluted share.

For the fiscal year ended August 31, 1999, Fedders reported sales of $356.0 million, an increase of 10.5 percent over sales of $322.1 million in fiscal 1998. Net income amounted to $20.7 million or 56 cents per diluted share in fiscal 1999 versus net income of $3.0 million or 7 cents per diluted share in 1998.

Financial highlights of Fedders Corporation in 1999 included:

   o Earnings before interest, taxes, depreciation, and amortization (EBITDA), before the $3.1 million restructuring, amounted to approximately $54.9 million.

   o On August 11, 1999, the company completed its tender offer and acquired Trion, Inc., a global manufacturer of indoor air quality products for residential, commercial, industrial and cleanroom markets. Total aggregate consideration for the acquisition was approximately $48.0 million, including $8.2 million of assumed debt of which $6.3 million has been retired.

   o In August 1999, the company issued $50 million of 9 3/8 Senior Subordinated Notes due 2007 as an addition to its $100 million principal amount of notes issued in August 1997. The net proceeds were used primarily to replenish cash used in the acquisition of Trion.

   o During the year the company repurchased approximately 2.7 million shares of its Common and Class A Stock for approximately $13.2 million or $4.95 per share. At August 31, 1999, shares outstanding totaled approximately 36.0 million.

   o Cash-on-hand at fiscal year end was approximately $116 million

This news release includes forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results may differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions. Such factors are described in Fedders' SEC filings, including its most recently filed annual report on Form 10-K.

The Fedders investor information website at www.FEDDERS.com provides financial data including the following statements of operations.


FEDDERS CORPORATION
RESULTS OF FISCAL YEAR AND FOURTH QUARTER ENDED AUGUST 31
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA


FOURTH QUARTER                                   1999            1998

Net sales                                        $95,735         $90,989
Operating income before provision for
  early retirement and restructuring
  charge (a,b)                                    12,493          11,500
Net income before restructuring charge,
  net of tax effect                                6,851           4,597
Net income                                         4,774           4,597

Earnings per share:
  Basic                                      $      0.13     $      0.12
  Diluted                                           0.13            0.11

Weighted average number of shares outstanding:
  Basic                                           36,463          38,927
  Diluted                                         36,749          40,619

FISCAL YEAR

Net sales                                       $355,956        $322,121
Operating income before restructuring
  charges and provision for early
  retirement (a,b,c)                              43,358          32,451
Net income before restructuring charges
  and provision for early retirement,
  net of tax effect (a,b,c)                       22,801          15,759
Net income                                        20,724           2,992

Earnings per share:                          $      0.56     $      0.07

Weighted average number of shares outstanding:
  Basic                                           36,870          41,080
  Diluted                                         37,098          42,582

(a) During the fourth quarter of fiscal 1999 Fedders recorded a $3,100 pre-tax restructuring charge.

(b) During the fourth quarter of fiscal 1998 Fedders recorded a $2,891 pre-tax provision for an early retirement program.

(c) During the second quarter of fiscal 1998 Fedders recorded a $16,750 pre-tax restructuring charge.



FEDDERS CORPORATION - CONSOLIDATED STATEMENTS OF
OPERATIONS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED -
AUGUST 31, 1999 AND 1998
(IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


FOURTH QUARTER                  1999             %        1998           %

Net sales                      $95,735          100.0    $90,989         100.0
Costs and expenses:
  Cost of sales                 71,281           74.5     70,079          77.0
Selling, general and
  administrative expense        11,961           12.5     12,301          13.5
Restructuring charge             3,100            3.2          -           -

Total costs and expenses        86,342           90.2     82,380          90.5

Operating income                 9,393            9.8      8,609           9.5
Minority partner's
  interest in
  joint venture                   (122)           (.1)        80            .1
Net interest expense            (1,926)          (2.0)    (1,618)         (1.8)

Pre-tax income                   7,345            7.7      7,071           7.8

Federal, state and foreign
  income taxes                   2,571            2.7      2,474           2.7

Net income                      $4,774            5.0     $4,597           5.1

Earnings per share:
  Basic                       $   0.13                $     0.12
  Diluted                         0.13                      0.11

Weighted average number of
  shares outstanding:
  Basic                         36,463                    38,927
  Diluted                       36,749                    40,619



FEDDERS CORPORATION
FISCAL YEARS


FEDDERS CORPORATION
FISCAL YEARS                        1999           %      1998           %

Net sales                          $355,956       100.0  $322,121        100.0
Costs and expenses:
  Cost of sales                     271,365        76.2   252,351         78.3
Selling, general and
  administrative expense             41,233        11.6    40,210         12.5
Restructuring charge                  3,100          .8    16,750          5.2

Total costs and expenses            315,698        88.7   309,311         96.0

Operating income                     40,258        11.3    12,810          4.0
Minority partner's interest in
  joint venture                         412          .1       403           .1
Net interest expense                 (9,684)       (2.7)   (8,610)        (2.7)

Pre-tax income                       30,986         8.7     4,603          1.4
Federal, state and foreign
  income taxes                       10,262         2.9     1,611           .5

Net income                         $ 20,724         5.8   $ 2,992           .9


Earnings per share:              $    0.56                $  0.07

Weighted average number of
  shares outstanding:
  Basic                              36,870                41,080
  Diluted                            37,098                42,582